Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I have issued my report dated March 28, 2006, accompanying the financial statements of Big A Drilling Company, L.C. as of December 31, 2005 appearing in the Current Report on Form 8-K of Bronco Drilling Company Inc. filed with the Securities and Exchange Commission on March 31, 2006, which are incorporated by reference in this Registration Statement on Form S-8. I consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ CLINTON R. KINDELL, CPA P.C.
Clinton R. Kindell, CPA P.C.

Oklahoma City, Oklahoma
August 24, 2006